FORM 13-502F1

CLASS 1 REPORTING ISSUERS – PARTICIPATION FEE

Reporting Issuer Name:	HARVEST ENERGY TRUST

Fiscal year end date used
to calculate capitalization:	December 31, 2006

Market value of listed or quoted securities: TRUST UNITS
Total number of securities of a class or series outstanding at the end of
the issuer’s most recent fiscal year end	122,096,172 (i)

Simple average of the closing price of that class or series as of the last trading day of each month of the fiscal year (See clauses 2.11(a)(ii)(A)
and (B) of the Rule)	$ 32.49 (ii)

(i) x (ii) =
Market value of class or series
$3,966,904,628(A)
Market value of listed or quoted securities: CONVERTIBLE DEBENTURES
Total number of securities of a class or series outstanding at the end of	(i) x (ii) =
the issuer’s most recent fiscal year end
HTE.DB	9% Series	12,680 (i)	$232.38 (ii)	$2,946,560
HTE.DB.A	8% Series	23,240 (i)	$205.86 (ii)	$4,784,109
HTE.DB.B	6.5% Series	379,290 (i)	$108.13 (ii)	$41,013,892
HTE.DB.C	10.50% Series	266,210 (i)	$115.43 (ii)	$30,727,289
HTE.DB.D	6.40% Series	1,747,430 (i)	$99.19 (ii)	$173,318,845
HTE.DB.E	7.25% Series	3,795,000 (i)	$98.50 (ii)	$373,788,525

(ii) Is equal to the simple average of the closing price of that class or series
as of the last trading day of each month of the fiscal year	$626,579,220(B)

Market value of other securities: U.S. SENIOR NOTES OF SUBSIDIARY
Face Value of U.S Denominated 7 7/8% senior notes outstanding at December 31, 2006 (converted to Canadian dollars based on the year end exchange rate of 0.8581)
$291,341,336(C)

Capitalization
(A) + (B) + (C) +
(Add market value of all classes and series of securities)	(D) =	$4,884,825,184

Participation Fee
(From Appendix A of the Rule, select the participation fee beside the
capitalization calculated above)				$29,700

New reporting issuer's reduced participation fee (if applicable)
(See section 2.6 of the Rule)

Participation Fee	X	Number of entire months remaining
		in the issuer’s fiscal year	=
	12

Late Fee, if applicable
(As determined under section 2.5 of the Rule)